EXHIBIT 10.1

FIRST AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT (hereinafter called this “Amendment”) is entered into as of May 24, 2017, by and among MIDSTATES PETROLEUM COMPANY, INC., a Delaware corporation (“Parent”), MIDSTATES PETROLEUM COMPANY LLC, a Delaware limited liability company (“Borrower”), the Lenders party hereto, and SUNTRUST BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, “Administrative Agent”).

WITNESSETH:

WHEREAS, Parent, Borrower, Administrative Agent, the Issuing Lender, the Swing Line Lender and the lenders party thereto (the “Lenders”) are parties to that certain Senior Secured Credit Agreement dated as of October 21, 2016 (as amended, restated, amended and restated, modified or supplemented from time to time prior to the date hereof, the “Credit Agreement”), whereby the Lenders have agreed to make certain loans and other credit extensions to Borrower upon the terms and conditions set forth therein;

WHEREAS, Parent and Borrower have asked Administrative Agent, Issuing Lender and the Lenders to amend the Credit Agreement as described herein; and

WHEREAS, Administrative Agent and the Lenders are willing to amend the Credit Agreement as requested by Parent and Borrower, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:

Section 1.              Terms Defined in Credit Agreement.  As used in this Amendment, except as may otherwise be provided herein, all capitalized terms that are defined in the Credit Agreement (as amended hereby) shall have the same meaning herein as therein defined, all of such terms and their definitions being incorporated herein by reference.

Section 2.              Amendments to Credit Agreement.  Upon the occurrence of the First Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)           Amendments Concerning Expiry of Borrowing Base Holiday (April 2018 Notice Date).

(i)            The definition of “April 2018 Notice Date” in Section 1.01 of the Credit Agreement is hereby deleted and replaced with the following defined term “October 2017 Notice Date”, which is hereby inserted in Section 1.01 in its alphabetically appropriate location:

“              “October 2017 Notice Date” means the date of receipt by Borrower of the notice from Administrative Agent pursuant to Section 2.04(a)

with respect to the Scheduled Borrowing Base Determination on or about October 1, 2017.”

(ii)           Each reference in the Credit Agreement to “April 2018 Notice Date” is hereby deleted and replaced with “October 2017 Notice Date”.

(b)           Amendments Concerning Combined Disposition/Derivative Threshold.  The definition of “Combined Disposition/Derivative Threshold” in Section 1.01 of the Credit Agreement is hereby amended by deleting “three percent (3%)” and inserting “five percent (5%)” in place thereof.

(c)           Amendments Concerning Certain Mortgage Requirements.  The definition of “Required Engineered Value” in Section 1.01 of the Credit Agreement is hereby amended by deleting “95%” and inserting “90%” in place thereof.

(d)           Amendments Concerning Certain Reporting Requirements.

(i)            Section 6.14(c) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(c)         All balance sheets, all statements of income and of cash flows and all other financial information of Parent and its Subsidiaries furnished pursuant to Section 7.01(a) and (b) have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied with the financial statements referred to in Section 6.14(b), and do or will present fairly in all material respects the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in Section 7.01(b).”

(ii)           Section 7.01(c) of the Credit Agreement is hereby deleted in its entirety.

(iii)          Section 7.02(a) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(a)         Curtailment Information.  Concurrently with the delivery of each of the statements and reports referred to in Sections 7.01(a) and (b), a certification as to whether or not a Negative Effect has occurred with respect to any two consecutive calendar month period in such calendar quarter; provided, however, Borrower shall (i) monitor the average daily Oil and Gas production in the State of Oklahoma for each day of each two consecutive calendar month period, (ii) determine if a Negative Effect has occurred during such two consecutive calendar month period and (iii) if Borrower determines that a Negative Effect has occurred, provide prompt written notice to Administrative Agent that a Negative Effect has occurred;”

(iv)          Section 7.02(h) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(h)         Reserve Report Certificates.  With the delivery of each Reserve Report, a certificate (the “Reserve Report Certificate”) from a Responsible Officer certifying that, to the best of his or her knowledge: (1) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects and any projections based upon such information have been prepared in good faith based upon assumptions believed by Parent to be reasonable, subject to uncertainties inherent in all projections, (2) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 8.17 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require Parent, Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (3) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which Parent could reasonably be expected to have been obligated to list on Schedule 6.25 had such agreement been in effect on the Closing Date, (4) except as set forth on an exhibit to the certificate, if any,  the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties represent at least the Required Engineered Value of the Proved Reserves in the Reserve Report and (5) attached to such certificate is the current list of purchasers of products that account for at least 80% of the revenues resulting from the sale of all Hydrocarbons from Borrower during the fiscal quarter for which such Reserve Report relates, including mailing addresses and the wells covered by such production sales contracts.”

(v)           Section 7.02(i) of the Credit Agreement is hereby deleted in its entirety and replaced with “[Reserved]”.

(vi)          Section 7.02(l) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(l)        Notice of Sale of Oil and Gas Properties.  In the event any Loan Party intends to Dispose of any Oil or Gas Properties or any Equity Interests in any Subsidiary pursuant to Section 8.02(d) having a PV-9 Value in excess of (when aggregated with the PV-9 Value of all other Oil and Gas Properties and all other Equity Interests (if any) Disposed of from and after, (x) if prior to the Initial Borrowing Base Termination Date, the Closing Date, and (y) if after the Initial Borrowing Base Termination Date, the most recent Borrowing Base redetermination) five percent (5%) of the Borrowing Base in effect immediately prior to such Disposition, written notice of such Disposition at least ten (10) Business Days prior thereto (or such shorter period of time as the Administrative Agent may in its sole and absolute discretion agree in writing), the price thereof, the anticipated date of closing, the PV-9 Value of the Oil and Gas Properties to be

Disposed of (whether directly or indirectly by the Disposition of Equity Interests of a Subsidiary), the PV-9 Value of any other Oil and Gas Properties Disposed of (whether directly or indirectly by the Disposition of Equity Interests of a Subsidiary) from and after the applicable aforementioned reference date, and any other details thereof reasonably requested by the Administrative Agent;”

(vii)         Section 7.02(n) of the Credit Agreement is hereby amended by deleting “three percent (3%)” and inserting “five percent (5%)” in place thereof.

(e)           Amendments Concerning Section 7.18 of the Credit Agreement.

(i)            Section 7.18 of the Credit Agreement is hereby deleted in its entirety.

(ii)           The definition of “Available Commitment” in Section 1.01 of the Credit Agreement is hereby amended by deleting therefrom the phrase “, subject to Section 7.18,”.

(iii)          The definition of “Collateral Account” in Section 1.01 of the Credit Agreement is hereby deleted.

(iv)          The definition of “Consolidated Cash Balances” in Section 1.01 of the Credit Agreement is hereby amended by (x) deleting the comma at the end of clause (vi) thereof and inserting “and” in place thereof and (y) deleting the word “and” and clause (vii) therefrom and inserting a period in place thereof.

(v)           Section 2.09(g) of the Credit Agreement is hereby amended by deleting therefrom the phrase “(and any excess amounts required to be Cash Collateralized pursuant to Section 7.18),”.

(vi)          Section 10.01(c) of the Credit Agreement is hereby amended by deleting therefrom the reference to “7.18,”.

(f)            Amendments Concerning Miscellaneous Negative Covenants.

(i)            Section 8.05(b) of the Credit Agreement is hereby amended by deleting “2,500,000” therein and inserting “3,500,000” in place thereof.

(ii)           Section 8.09(b) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

“(b)         (x) Parent, Borrower and any Subsidiary may make Restricted Payments pursuant to and in connection with  stock option plans or other benefit plans or arrangements for directors, management, employees or consultants of Parent, Borrower and its Subsidiaries in effect as of the Closing Date; and (y) Parent, Borrower and each Subsidiary may repurchase Equity Interests held by an employee, officer or director (or their estates, trusts, family members or former spouses) upon the death, disability, retirement or termination of employment of the applicable employee, officer or director or pursuant to any benefit or employee plan; provided that the aggregate amount of payments under this clause (b)(y) in any fiscal year of Borrower shall not exceed $2,000,000; provided, further, that any Restricted Payments permitted (but not made) pursuant to this clause (b)(y) in any prior fiscal year may be carried forward to any subsequent fiscal year (subject to an annual cap of no greater than $3,000,000);”

(g)           Amendments Concerning Leverage Ratio and Interest Coverage Ratio in Credit Agreement.

(i)            Section 8.05(l)(ii)(B) is hereby amended by deleting “2.75:1.0” therein and inserting “3.75:1.0” in place thereof.

(ii)           The financial covenant concerning the Interest Coverage Ratio in Section A of Part II of Appendix II to the Credit Agreement is hereby amended by amending and restating the initial clause therein (immediately prior to the existing proviso therein) to provide as follows:

“As of the last day of (x) each of the fiscal quarters ending December 31, 2016, and March 31, 2017, the ratio of EBITDA to Interest Expense for the trailing four fiscal quarters shall not be less than 3.00:1.00, and (y) any fiscal quarter thereafter (commencing with the fiscal quarter ending June 30, 2017), the ratio of EBITDA to Interest Expense for the trailing four fiscal quarters shall not be less than 2.50:1.00;”

(iii)          The financial covenant concerning the Leverage Ratio in Section B of Part II of Appendix II to the Credit Agreement is hereby amended by amending and restating the initial clause therein (immediately prior to the existing proviso therein) to provide as follows:

“As of the last day of any fiscal quarter, commencing December 31, 2016, the ratio of Total Net Indebtedness to EBITDA for the trailing four fiscal quarters shall not exceed (x) with respect to each of the fiscal quarters ending December 31, 2016, and March 31, 2017, 2.25:1.00, and (y) with respect to any fiscal quarter thereafter (commencing with the fiscal quarter ending June 30, 2017), 4.00:1.00;”

(h)           Amendments Concerning Limitations on Capital Expenditures in Credit Agreement.

(i)            The definition of “Capital Expenditure” in Part I of Appendix II to the Credit Agreement is hereby deleted in its entirety.

(ii)           The financial covenant concerning Capital Expenditures in Section C of Part II of Appendix II to the Credit Agreement is hereby deleted in its entirety.

(iii)          Clause (g) of the definition of “Permitted Acquisition” in Section 1.01 of the Credit Agreement is hereby amended by (x) deleting “(i)” therein,

(y) deleting the word “and” immediately preceding clause (ii) therein and inserting a period in place thereof and (z) deleting all of clause (ii) therefrom.

(iv)          Section 8.04(e) of the Credit Agreement is hereby amended by deleting the proviso from the end thereof.

(i)            Amendments Concerning Liquidity Covenant in Credit Agreement.

(i)            The financial covenant concerning Liquidity in Section D of Part II of Appendix II to the Credit Agreement is hereby deleted in its entirety.

(ii)           Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition of “Liquidity” in its alphabetically appropriate location:

“              “Liquidity” means the aggregate amount of unrestricted cash and Cash Equivalents included in the cash and Cash Equivalents accounts listed on the consolidated balance sheet of Parent and the Subsidiaries at such date plus, if positive, the aggregate Available Commitments then available to be drawn in accordance with this Agreement, or if a Borrowing Base Deficiency shall then exist, minus the amount of any such Borrowing Base Deficiency.”

(j)            Amendment to Exhibit D - Form of Compliance Certificate.  The form of Compliance Certificate attached to the Credit Agreement as Exhibit D is hereby deemed amended to reflect the amendments to the Credit Agreement described in the foregoing clauses of this Section 2.

(k)           Amendment to Correct Scrivener’s Error.  The reference to “7.01(h)” at the end of the definition of “Reserve Report Certificate” is hereby deleted and replaced with “7.02(h)”.

Section 3.              Conditions of First Amendment Effective Date.  This Amendment will become effective on the date on which each of the following conditions precedent are satisfied (the “First Amendment Effective Date”).

(a)           Borrower, Parent and Lenders comprising at least the Required Lenders shall have delivered to Administrative Agent duly executed counterparts of this Amendment and Administrative Agent shall have acknowledged this Amendment;

(b)           Borrower and Parent shall have acknowledged and confirmed to Administrative Agent and the Lenders, and by its execution and delivery of this Amendment each of Borrower and Parent does hereby acknowledge and confirm to Administrative Agent and the Lenders, that, after giving effect to this Amendment (i) the representations and warranties in Article VI of the Credit Agreement shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), on and as of the First Amendment Effective Date with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date in which case they shall be true and correct as of such earlier date in all material respects, except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date), and (ii) no Default or Event of Default shall have occurred and be continuing.

Section 4.              Consent Fees.  Borrower agrees to pay to Administrative Agent on the First Amendment Effective Date for the account of each Lender that has returned an executed counterpart signature page to this Amendment (whether by physical delivery or electronic transmission) to Administrative Agent by or before 5:00 pm Central Time on May 23, 2017, a one-time consent fee in an amount of five (5) basis points times the amount of such Lender’s then-effective Commitment.

Section 5.              Representations and Warranties.  On the First Amendment Effective Date, each of Parent and Borrower represents and warrants to Administrative Agent and each of the Lenders that:

(a)           Each Loan Party: (i) is validly existing and (ii) has the power and authority to execute, deliver, and perform its obligations under this Amendment and each other Loan Document to which it is a party except where such failure does not constitute a Default and could not reasonably be expected to have a Material Adverse Effect.

(b)           The execution, delivery and performance by each of Parent and Borrower of this Amendment and each other Loan Document to which it is a party has been duly authorized by all necessary limited liability company or corporate action of Parent or Borrower, as applicable, and does not and will not contravene the terms of any of such Person’s Organization Documents.

(c)           This Amendment and each other Loan Document to which each Loan Party is a party constitutes the legal, valid and binding obligations of such Person to the extent it is a party thereto, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 6.              Reference to and Effect on the Credit Agreement.

(a)           Upon the First Amendment Effective Date and thereafter, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

(b)           Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

Section 7.              Cost and Expenses.  Each of Parent and Borrower agrees to pay fees and expenses in connection with this Amendment pursuant to the terms and conditions of Section 12.04(a) of the Credit Agreement.

Section 8.              Extent of Amendments.  Except as specifically set forth in this Amendment, the Credit Agreement and the other Loan Documents are not amended, waived, modified or affected hereby.  Each of Parent and Borrower hereby ratifies and confirms that

(i) except as specifically set forth in this Amendment, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, (iii) the Collateral is unimpaired by this Amendment, and (iv) except as specifically set forth in this Amendment, each of Administrative Agent, each Issuing Lender and each Lender shall have and retain unimpaired any and all rights that it may now or hereafter have under or in connection with the Credit Agreement (as modified hereby) or any other Loan Document (including its right to insist on strict compliance with the Credit Agreement (as modified hereby) or other Loan Document).

Section 9.              Release.  Each of Borrower and Parent, on behalf of themselves and their respective subsidiaries, as well as their respective heirs, predecessors in interest, successors and assigns (each individually, a “Releasing Party” and collectively, the “Releasing Parties”) hereby irrevocably releases, acquits, forever discharges, and covenants not to sue, Administrative Agent, each Issuing Lender, Swing Line Lender and each Lender, along with each of their respective Affiliates, officers, directors, agents, employees, and attorneys-in-fact, as well as their respective heirs, predecessors in interest, successors and assigns (each individually, a “Released Party” and collectively, the “Released Parties”) from and against any and all claims, demands, debts, liabilities, contracts, agreements, obligations, accounts, defenses, investigations, proceedings, suits, offsets against the indebtedness evidenced by the Loan Documents, actions, judgments, causes of action or claims for damages or relief of whatever kind or nature, whether equitable or monetary, known or unknown, accrued or not yet fully accrued by Borrower or Parent, which Borrower, Parent, any Guarantor or any Subsidiary of any of them, ever had or now has, may have or that may hereafter accrue against any Released Party, in each case, for or by reason of any matter, cause or thing whatsoever arising or occurring on or prior to the date of this Amendment in any way relating to, in whole or in part, directly or indirectly (a) the Credit Agreement, any Note, any Security Document, any other Loan Document or the transactions evidenced thereby, including, without limitation, any disbursements under the Credit Agreement, any Notes, the negotiation of any of the Credit Agreement, the Notes, the Mortgages or the other Loan Documents, the terms thereof, or the approval, administration or servicing thereof, or (b) any notice of default, event of default in reference to any Loan Document or any other matter pertaining to the collection or enforcement by any Released Party of the indebtedness evidenced by any Loan Document or any right or remedy under any Loan Document, or (c) any purported oral agreements or understandings by and between any Released Party and Borrower or Parent in reference to any Loan Document, or the negotiations thereof, (collectively, the “Released Claims”).  The Releasing Parties understand and acknowledge that they may hereafter discover facts in addition to or different from those which they know or believe to be true with respect to the Released Claims, but the Releasing Parties expressly acknowledge, represent, warrant and agree that any such discovery shall not affect the validity or enforceability of their release herein, including their release of any unknown claims that constitute Released Claims. It is the intent of the parties hereto that this Release be construed as broadly as possible and, whenever any dispute arises as to the scope or breadth of this Release, the interpretation that renders the broadest extension or protection for the Released Parties shall be favored.  The Releasing Parties acknowledge that the foregoing release was separately bargained for and is a key element of this Amendment.

Section 10.            Execution and Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile or .pdf shall be equally as effective as delivery of a manually executed counterpart of this Amendment.

Section 11.            Governing Law.  This Amendment shall be governed by, construed and interpreted in accordance with the laws of the State of New York, except to the extent that federal laws of the United States of America apply.

Section 12.            Headings.  Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

Section 13.            No Waiver.  Borrower hereby agrees that except as expressly set forth in this Amendment, no Default or Event of Default has been waived or remedied by the execution of this Amendment by Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender, and any such Default or Event or Default heretofore arising and currently continuing shall continue after the execution and delivery hereof.  Nothing contained in this Amendment nor any past indulgence by Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender, nor any other action or inaction on behalf of Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender shall constitute or be deemed to constitute an election of remedies by Administrative Agent, the Swing Line Lender, any Issuing Lender or any Lender.

Section 14.            Loan Document.  This Amendment is a Loan Document.

Section 15.            Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

Section 16.            NO ORAL AGREEMENTS.  THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY PARENT, BORROWER, ADMINISTRATIVE AGENT, THE SWING LINE LENDER, ANY ISSUING LENDER AND/OR LENDERS (TOGETHER WITH THE FEE LETTERS) REPRESENT THE FINAL AGREEMENT REGARDING THE MATTERS HEREIN BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officer(s) as of the day and year first above written,

MIDSTATES PETROLEUM COMPANY LLC,
a Delaware limited liability company, as Borrower

By:	/s/ Nelson M. Haight
	Name:	Nelson M. Haight
	Title:	Executive Vice President and Chief Financial Officer

MIDSTATES PETROLEUM COMPANY, INC.,
a Delaware corporation, as Parent

By:	/s/ Nelson M. Haight
	Name:	Nelson M. Haight
	Title:	Executive Vice President and Chief Financial Officer

[First Amendment Signature Page]

SUNTRUST BANK, as Administrative Agent,

By:	/s/ John Kovarik
	Name:	John Kovarik
	Title:	Director

SUNTRUST BANK, as a Lender

By:	/s/ John Kovarik
	Name:	John Kovarik
	Title:	Director

[First Amendment Signature Page]

SOCIETE GENERALE, as a Lender

By:	/s/ Elena Robciuc
	Name:	Elena Robciuc
	Title:	Managing Director

[First Amendment Signature Page]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Kevin Newman
	Name:	Kevin Newman
	Title:	Vice President

[First Amendment Signature Page]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Ushma Dedhiya
	Name:	Ushma Dedhiya
	Title:	Authorized Signatory

[First Amendment Signature Page]

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Alan Dawson
	Name:	Alan Dawson
	Title:	Director

[First Amendment Signature Page]

NATIXIS, NY BRANCH, as a Lender

By:	/s/ Brice Le Foyer
	Name:	Brice Le Foyer
	Title:	Director

By:	/s/ Ajay Prakash
	Name:	Ajay Prakash
	Title:	Vice President

[First Amendment Signature Page]

CAPITAL ONE, NA, as a Lender

By:	/s/ Nancy Mak
	Name:	Nancy Mak
	Title:	Senior Vice President

[First Amendment Signature Page]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ George E. McKean
	Name:	George E. McKean
	Title:	Senior Vice President

[First Amendment Signature Page]

CREDIT SUISSE LOAN FUNDING LLC, as a Lender

By:	/s/ Robert Healey
	Name:	Robert Healey
	Title:	Authorized Signatory

[First Amendment Signature Page]